PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER
OF FISCAL YEAR ENDED SEPTEMBER 30, 2016

Patriot Transportation Holding, Inc. (NASDAQ-PATI) Jacksonville, Florida; November 16, 2016 -

Fourth Quarter Results for Fiscal Year 2016.

The Company reported net income of $2,088,000, or $.63 per share, compared to net income of $1,585,000, or $.48 per share, in the same quarter last year. This fourth quarter's net income was benefitted by $.24 per share as the result of a gain on the sale of an easement.

Total revenues for the quarter were $30,391,000, up $62,000 from $30,329,000 in the same quarter last year. Transportation revenues (excluding fuel surcharges) were up $582,000 to $28,882,000 and fuel surcharge revenues were down $520,000 to $1,509,000. As a result of improved pricing and better utilization of equipment, our transportation revenue per mile increased by 4.2% over the same quarter last year.

The Company's gross cost of fuel was down $503,000 over the same quarter last year which was not quite enough to off-set the $520,000 decline in fuel surcharge revenues.

Insurance and losses were $435,000 higher than the same quarter last year primarily due to higher self insured health claims.

Corporate expense was $288,000 higher than the same quarter last year due mainly to increased bonus and contingent stock compensation accruals required in the fourth quarter.

On September 30, 2016, the Company received $1,340,000 for an easement granted to the state of Florida over the Company's 25.2 acre terminal facility in Tampa, Florida resulting in a $1,277,000 gain. The easement prohibits residential development on the site and limits hotel development to a portion of the site. Gains from equipment sales were $177,000 lower than the same quarter last year.

Including the gain from easement sale, operating profit this quarter was $3,454,000 compared to $2,633,000 in the same quarter last year.

Adjusted operating profit this quarter was $2,177,000, down $456,000 or 17% compared to $2,633,000 in the same quarter last year due mainly to the increased insurance and losses and higher corporate expense this quarter versus the same quarter last year. Our adjusted operating


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ratio was 92.8% compared to 91.3% in the same quarter last year. These non-GAAP financial measures exclude gain from easement sale realized in the fourth quarter of fiscal 2016. Management believes these adjusted measures better reflect our operating performance during the periods discussed and reflect how management evaluates our operational results. Refer to "Non-GAAP Financial Measures" below in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal Year 2016 Operating Results.

The Company reported net income of $5,705,000, or $1.74 per share compared to net income of $3,339,000 for $1.02 per share, in 2015. The current year net income includes (i) $779,000, or $.24 per share, of net income from the $1,277,000 gain on the sale of the Tampa easement and (ii) $1,029,000, or $0.31 per share, of net income from the settlement of a claim with BP for $1,687,000 in connection with the 2010 Deepwater Horizon event. The prior year included a $2,074,000 intangible asset impairment charge with an after tax negative impact to net income of $1,265,000, or $0.39 per share, related to the Pipeline Transportation acquisition.

Total revenues were $120,172,000, down $2,710,000 from $122,882,000 last year.
Transportation revenues (excluding fuel surcharges) were up $4,298,000 to $115,592,000 and fuel surcharge revenues were down $7,008,000 to $4,580,000. Our transportation revenue per mile increased by 4.7% over last year.

Compensation and benefits costs were up $2,019,000 (or $.05 per mile) versus last year due mainly to driver pay enhancements as we continue to invest in hiring and retaining our driver force.

The Company's gross cost of fuel was down $5,138,000 over last year which was not enough to off-set the $7,008,000 reduction in fuel surcharge revenues resulting in a negative margin impact of $1,870,000 (or $.04 per mile) this year versus last year. The Company's gross price of diesel fuel remained low and in a fairly tight range throughout the fiscal year with the second quarter having the lowest average cost per mile at $.31 and the fourth quarter having the highest average cost per mile at $.35. Since the price of diesel began declining in late 2014, the Company has experienced margin erosion as the decline in fuel surcharge revenue outpaced the decline in diesel fuel cost. During the first half of this year we were able to implement positive adjustments to the fuel surcharge tables with many of our customers and those adjustments contributed significantly to a positive trend of less margin erosion resulting from the lower diesel fuel price (negative margin impact:
Q1 - $883,000 (or $.09 per mile), Q2 - $719,000 (or $.07 per mile),
Q3 - $251,000 (or $.02 per mile), Q4 - $17,000 (or $.002)).

SG&A was up $438,000 as we have hired more management personnel to focus on the issues of driver hiring and turnover and to support our safety performance.


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Corporate expense was lower by $257,000 compared to last year due mainly to the sale of a 75% interest in the corporate airplane during the second quarter of fiscal 2016.

Gain on equipment sales were $840,000 lower compared to last year primarily due to fewer trailers sold and lower average value of tractors sold. Gain on property sales were $1,277,000 higher as a result of the sale of the easement in the fourth quarter.

Operating profit this year was $7,790,000 versus an operating profit of $5,586,000 last year. This year's operating profit benefitted from the gain on easement sale of $1,277,000 while the prior year was negatively impacted by the $2,074,000 intangible asset impairment charge.

Adjusted operating profit this year was $6,513,000 versus an adjusted operating profit of $7,660,000 last year. The lower results were mainly due to the higher net fuel cost of $1,870,000 which mostly occurred in the first half of this fiscal year prior to the positive adjustments we made to the fuel surcharge tables. Our adjusted operating ratio was 94.6% compared to an adjusted operating ratio of 93.8% last year. These non-GAAP financial measures exclude gain from easement sale realized in the fourth quarter of fiscal 2016 and the intangible asset impairment charge incurred in the second quarter of fiscal 2015. Management believes these adjusted measures better reflect our operating performance during the periods discussed and reflect how management evaluates our operational results. Refer to "Non-GAAP Financial Measures" below in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Summary and Outlook.

We were successful this year in growing our per mile transportation revenue by 4.7% over last fiscal year. The substantial improvement in net fuel expense the last two quarters is a tribute, not only to our management team, but also to our customers who worked very hard with us to neutralize the impacts of the fluctuating price of diesel fuel. We continue to focus on the difficult challenge of hiring and retaining qualified drivers. Our strategy going forward is to concentrate our growth efforts in the markets where we have been successful finding those drivers. We will also focus our efforts on improving our technology to enhance both our driver's and our customer's experience while also working to lower our costs by streamlining and automating many of our day-to-day processes.

We operate in many of the best markets in the country and are known in those markets, and beyond, as a top rated carrier for both safety and customer satisfaction. We are committed to continuing our focus on safety, retention and customer satisfaction and are confident that execution of that focus will enable us to improve our profitability. We plan to maintain a strong balance sheet as we work to achieve our targeted operating ratio in the low nineties and double digit returns on after tax capital employed.


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Conference Call.

The Company will host a conference call on Thursday, November 17, 2016 at 10:00 a.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-853-3894 (pass code 36412) for domestic or 1-334-323-7224 (pass code 36412) for international. Computer audio live streaming is available via the Internet through the Company's website at www.patriottrans.com at the Investor Relations tab. You may click on this link for the live streaming http://stream.conferenceamerica.com/pth111716. Click on the following link http://archive.conferenceamerica.com/archivestream/ pth111716.mp3 to access the archived internet audio replay. A telephonic audio replay will be available for sixty days following the conference call and is accessible by dialing toll free 877-919-4059 domestic or 334-323-0140 international. The passcode of the audio replay is 10265241. Replay options:
"1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a short delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities.


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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
             CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
                               (In thousands)
                                (Unaudited)

                                 THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                    SEPTEMBER 30,             SEPTEMBER 30
                                 ------------------       -------------------
                                  2016        2015         2016         2015
                                 ------      ------       ------       ------
Revenues:
  Transportation revenues      $ 28,882      28,300    $ 115,592      111,294
  Fuel surcharges                 1,509       2,029        4,580       11,588
                                 ------      ------       ------       ------
Total revenues                   30,391      30,329      120,172      122,882

Cost of operations:
  Compensation and benefits      12,711      12,742       51,069       49,050
  Fuel expenses                   3,831       4,334       15,157       20,295
  Repairs & tires                 1,971       2,137        7,777        7,876
  Other operating                 1,255       1,305        4,719        4,520
  Insurance and losses            2,386       1,951       10,358       10,249
  Depreciation expense            2,352       2,156        8,870        8,486
  Rents, tags & utilities           981       1,010        3,834        3,892
  Sales, general &
    administrative                2,610       2,409        9,626        9,188
  Corporate expenses                658         370        2,946        3,203
  Intangible asset impairment         -           -            -        2,074
  Gain on property sale          (1,277)          -       (1,277)           -
  Gain on equipment sales          (541)       (718)        (697)      (1,537)
                                 ------      ------       ------       ------
Total cost of operations         26,937      27,696      112,382      117,296
                                 ------      ------       ------       ------

Total operating profit            3,454       2,633        7,790        5,586

BP claim settlement                   -           -        1,687            -
Interest income and other             2           -            6            -
Interest expense                    (32)        (34)        (130)        (112)
                                 ------      ------       ------       ------

Income before income taxes        3,424       2,599        9,353        5,474
Provision for income taxes        1,336       1,014        3,648        2,135
                                 ------      ------       ------       ------

Net income                      $ 2,088       1,585      $ 5,705        3,339
                                 ======      ======       ======       ======

Earnings per common share:
  Net Income -
    Basic                          0.63        0.48         1.74         1.02
    Diluted                        0.63        0.48         1.74         1.02

Number of shares (in
thousands) used in computing:
  -basic earnings
    per common share              3,289       3,272        3,283        3,268
  -diluted earnings
    per common share              3,291       3,276        3,285        3,275

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Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Patriot presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Patriot uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the intangible asset impairment charge. Adjusted operating profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

                                 Three months ended        Three months ended
                                 September 30, 2016        September 30, 2015
                                 ------------------        ------------------
Operating profit                 $            3,454                     2,633
Adjustments:
 Gain on property sale                       (1,277)
                                 ------------------        ------------------
Adjusted operating profit        $            2,177                     2,633
                                 ==================        ==================


                                 Twelve months ended      Twelve months ended
                                 September 30, 2016        September 30, 2015
                                 ------------------        ------------------
Operating profit                 $            7,790                     5,586
Adjustments:
 Gain on property sale                       (1,277)                        -
 Intangible asset impairment charge               -                     2,074
                                 ------------------        ------------------
Adjusted operating profit        $            6,513                     7,660
                                 ==================        ==================


Adjusted Operating Ratio

Adjusted operating ratio excludes the impact of the intangible asset impairment charge. Adjusted operating ratio is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating ratio and adjusted operating ratio is as follows:

                                 Three months ended        Three months ended
                                 September 30, 2016        September 30, 2015
                                 ------------------        ------------------
Operating ratio                               88.6%                     91.3%
Adjustments:
 Gain on property sale                         4.2%                         -
                                 ------------------        ------------------
Adjusted operating ratio                      92.8%                     91.3%
                                 ==================        ==================


                                 Twelve months ended      Twelve months ended
                                 September 30, 2016        September 30, 2015
                                 ------------------        ------------------
Operating ratio                               93.5%                     95.5%
Adjustments:
 Gain on property sale                         1.1%                         -
 Intangible asset impairment charge               -                     (1.7%)
                                 ------------------        ------------------
Adjusted operating ratio                      94.6%                     93.8%


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